Exhibit 21.1





                                GTI CORPORATION

                         SUBSIDIARIES OF THE REGISTRANT





Valor Electronics, Inc., a California corporation

Valor East Electronics, Ltd., a Hong Kong corporation and wholly-owned subsidiary of Valor Electronics, Inc.

Barnfinch, Ltd., a Hong Kong corporation and wholly-owned subsidiary of Valor Electronics, Inc.

Valor Electronics GmbH, a German corporation and wholly-owned subsidiary of Valor Electronics, Inc.

Valor Europe, Ltd., United Kingdom corporation and wholly-owned subsidiary of Valor Electronics, Inc.

Valor Electronics Philippines, Inc., a Philippines corporation and wholly-owned subsidiary of Valor Electronics, Inc.

Val Pan Am, S.A., a Mexican corporation and wholly-owned subsidiary of Valor Electronics, Inc.

Sierracin, S.A., a Mexican corporation and wholly-owned subsidiary of Valor Electronics, Inc.

Valor Electronics Investments BV, a Netherlands corporation and wholly-owned subsidiary of Valor Electronics, Inc.

Valor Electronics Cayman, Inc., a Cayman Islands corporation and wholly-owned subsidiary of Valor Electronics, Inc.